 Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of APEX Global Solutions Limited (the “Company”), does hereby certify, to such officer’s knowledge, that:

1.	The Company’s Annual Report on Form 20-F for the year ended December 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned have executed this statement on May 12, 2026.

/s/ Goh Kwang Yong
Goh Kwang Yong
Chief Executive Officer (Principal Executive Officer)

/s/ Foo Ling Han
Foo Ling Han
Chief Financial Officer (Principal Financial and Accounting Officer)